Exhibit 10.5
JOINDER AND FOURTH LOAN MODIFICATION AGREEMENT
     This Joinder and Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of April 7, 2010, by and among SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), TRUSTWAVE HOLDINGS, INC., a Delaware corporation (“Holdings”), TRUSTWAVE INTERMEDIATE, INC., a Delaware corporation (“Intermediate”), and TW VERICEPT CORPORATION, a Delaware corporation (formerly known as “TrustWave Acquisition, Inc.,” “Vericept” and individually and collectively, jointly and severally, with Holdings, and Intermediate, “Existing Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of August 19, 2009, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of August 19, 2009 between Borrower and Bank, as amended by a First Loan Modification Agreement dated October 19, 2009 between Borrower and Bank, as amended by a Consent and Second Loan Modification Agreement dated January 6, 2010 between Borrower and Bank, and as further amended by a Consent and Third Loan Modification Agreement dated March 1, 2010 between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and the Intellectual Property Collateral as described in a certain Intellectual Property Security Agreement dated August 19, 2009, by Vericept in favor of Bank (the “IP Security Agreement and together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. JOINDER TO LOAN AGREEMENT. The undersigned, TrustWave Government Solutions, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings, (hereinafter, the “New Borrower”, and, together with the Existing Borrower, jointly, severally, individually and collectively, the “Borrower”), hereby joins the Loan Agreement and each of the Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Either Borrower may, acting singly, request Credit Extensions pursuant to the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions pursuant to the Loan Agreement. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.
4. SUBROGATION AND SIMILAR RIGHTS. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against either Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against either Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting either Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from the other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this section shall be null and void. If any payment is made to a Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.
5. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.
6. REPRESENTATIONS AND WARRANTIES. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.
7. DELIVERY OF DOCUMENTS. New Borrower hereby agrees that the following documents shall be delivered to Bank prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to Bank:
A.	a certificate of the Secretary of New Borrower with respect to certificate of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Loan Modification Agreement;

B.	a long form certificate of the Secretary of State of Delaware (certified within the prior 30 days) as to New Borrower’s existence and good standing and listing all applicable organizational documents filed by New Borrower with the Secretary of State of Delaware;

C.	Certificates of Good Standing/Foreign Qualification, from each state in which New Borrower is authorized to do business;

D.	the results of UCC searches with respect to the Collateral for New Borrower indicating that there are no Liens, other than Permitted Liens;

E.	a Perfection Certificate for New Borrower;

F.	[a landlord’s consent in favor of Bank for each of New Borrower’s leased locations by the respective landlord thereof, together with the duly executed original signatures thereto;]

G.	evidence satisfactory to Bank that the insurance policies required by Section 6.5 to the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

H.	such other documents as Bank may reasonably request.
8. DESCRIPTION OF CHANGE IN TERMS.
A.	Modifications to Loan Agreement.
1.	The Loan Agreement shall be amended by adding the following new Section 6.12 (TrustWave Government Solutions; Accounts), Section 6.13 (TrustWave Government Solutions; Intellectual Property) and 6.14 (TrustWave Government Solutions; Assets) appearing after Section 6.11 (Further Assurances) thereof:

“6.12 TrustWave Government Solutions; Accounts. Notwithstanding anything to the contrary in the Loan Agreement, within thirty (30) days after the Joinder and Fourth Loan Modification Effective Date, TrustWave Government Solutions will maintain its and its Subsidiaries,’ operating and other deposit accounts in the United States with Bank and Bank’s Affiliates.

6.13 TrustWave Government Solutions; Intellectual Property. Notwithstanding anything to the contrary in the Loan Agreement, within thirty (30) days after the Joinder and Fourth Loan Modification Effective Date, TrustWave Government Solutions will cause the transfer of all rights, title and interest in all Intellectual Property owned by its Subsidiaries, including without limitation the TrustWave Government Solutions Canadian Subsidiaries, to TrustWave Government Solutions or any other entity that is a “Borrower” under the Loan Agreement (the “IP Transfer”). Borrower agrees that an Intellectual Property Security Agreement (the “Canadian IP Agreement”), and/or such other documents as Bank may reasonably request, shall be delivered to Bank prior to or concurrently with the IP Transfer, each in form and substance satisfactory to Bank.

6.14 TrustWave Government Solutions; Assets. After giving effect to the IP Transfer, Borrower shall not permit the assets in the TrustWave Government Solutions Canadian Subsidiaries to at any time exceed Two Hundred Thousand Dollars ($200,000) in the aggregate.”

2.	The Loan Agreement shall be amended by deleting the following, appearing as Section 8.2(a) thereof:
“(a) Borrower fails or neglects to perform any obligation in Section 6.2, 6.6, 6.7 or violates any covenant in Section 7; or”
and inserting in lieu thereof the following:
“(a) Borrower fails or neglects to perform any obligation in Section 6.2, 6.6, 6.7, 6.12, 6.13, 6.14 or violates any covenant in Section 7; or”

3.	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:
“       “Canadian IP Agreement” is defined in Section 6.13.”
“       “IP Transfer” is defined in Section 6.13.”
“       “Joinder and Fourth Loan Modification Effective Date” is March __, 2010.”
“       “TrustWave Government Solutions” is TrustWave Government Solutions, Inc., a Delaware corporation, wholly-owned subsidiary of Holdings, and a Borrower under that certain Joinder and Fourth Loan Modification Agreement among Bank and Borrower dated March ___, 2010.”
“       “TrustWave Government Solutions Canadian Subsidiaries” are the following wholly owned Subsidiaries of TrustWave Government Solutions formed under the laws of Canada: Intellitactics, Inc. and 3243213 Nova Scotia Company.”
4.	The Loan Agreement shall be amended by deleting the following definition appearing in Section 13.1 thereof:
“      “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, the IP Agreement, the Subordination Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”
and inserting in lieu thereof the following:
“      “Loan Documents” are, collectively, this Agreement, the Warrant, the Perfection Certificate, the IP Agreement, the Canadian IP Agreement, the Subordination Agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.”
9. FEES. Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.
10. RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT. Vericept hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement, and acknowledges, confirms and agrees that the IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the IP Security Agreement, and shall remain in full force and effect.
11. RATIFICATION OF PERFECTION CERTIFICATES. Holdings hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Holdings and delivered to Bank (the “Holdings Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Holdings provided to Bank in the Holdings Perfection Certificate have not changed, as of the date hereof. Intermediate hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Intermediate and delivered to Bank (the “Intermediate Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Intermediate provided to Bank in the Intermediate Perfection Certificate have not changed, as of the date hereof. Vericept hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of August 19, 2009, by Vericept and delivered to Bank (the “Intermediate Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Intermediate provided to Bank in the Intermediate Perfection Certificate have not changed, as of the date hereof.
12. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
13. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
14. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.
15. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
16. CONFIDENTIALITY. Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.
17. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER. Illinois law governs this Loan Modification Agreement without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Illinois; provided, however, that if for any reason Bank cannot avail itself of such courts in the State of Illinois, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.
BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS LOAN MODIFICATION AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

18. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.
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     This Joinder and Fourth Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

TRUSTWAVE HOLDINGS, INC.		SILICON VALLEY BANK

By:	/s/ Robert McCullen	By:	/s/ Jay Wetez

Name:	Robert McCullen	Name:	Jay Wetez

Title:	Chief Executive Officer	Title:	Relationship Manager

TRUSTWAVE INTERMEDIATE, INC.

By:	/s/ Robert McCullen

Name:	Robert McCullen

Title:	Chief Executive Officer

TW VERICEPT CORPORATION

By:	/s/ Robert McCullen

Name:	Robert McCullen

Title:	Chief Executive Officer

TRUSTWAVE GOVERNMENT SOLUTIONS, INC.

By:	/s/ Robert McCullen

Name:	Robert McCullen

Title:	Chief Executive Officer

     The undersigned, TRUSTWAVE LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated September 25, 2008 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.
TRUSTWAVE LIMITED

By:	/s/ Robert McCullen

Name:	Robert McCullen

Title:	Director
     The undersigned, TRUSTWAVE HOLDINGS LIMITED, a company registered in England & Wales, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Deed of Guarantee in favor of Bank dated November 27, 2007 (the “Guarantee”) and acknowledges, confirms and agrees that the Guarantee shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection therewith.
TRUSTWAVE HOLDINGS LIMITED

By:	/s/ Robert McCullen

Name:	Robert McCullen

Title:	Director